EXHIBIT 99(b)(9)

================================================================================

Presentation to the Special Committee

Regarding Project Alpha

August 18, 1999

[LOGO] Merrill Lynch

Table of Contents
================================================================================

1.    Offer by Discount Investment Corporation

2.    Valuation

            o Summary

            o Premiums and Discounts

            o Public Market Overview

3.    Exhibits


------------------------------------------------------------[LOGO] Merrill Lynch

================================================================================
                                    Offer by
                        Discount Investment Corporation
================================================================================

Offer by Discount Investment Corporation
================================================================================
IDB Group Structure

                  ---------------------------
                    IDB Holding Corporation
                  ---------------------------
                              |
                 ---------------------------
                 |                          |
          ---------------          ---------------
          IDB Development          Israel Discount
            Corporation                 Bank
          ---------------          ---------------
                |
          ----------------
          | 71.7%         | 61.1%
          |               |
     ------------    ------------
       Discount           Clal
      Investment        (Israel)
     Corporation
     ------------    ------------
          |
          | 81.4%
     ------------
      PEC Israel
      Economic
     Corporation
     ------------

o IDB Development Corporation ("IDB") is a controlling shareholder of Discount Investment Corporation ("DIC")

o On January 7, 1999, DIC acquired 81.4% of PEC Israel Economic Corporation ("PEC") from IDB by way of an exchange of shares (IDB received 1.1642 shares of DIC for each share of PEC with the total market value as of that date of approximately $498 million) and from that date PEC has become a subsidiary of DIC

o PEC and DIC, historically sister companies, hold a diversified portfolio of equity investments in Israeli companies

o PEC and DIC have numerous cross shareholdings in Israeli public and private companies as a result of their co-investment strategy

o IDB intends to rationalise its holdings by taking PEC private and merging it into a 100% subsidiary of DIC

------------------------------------------------------------[LOGO] Merrill Lynch

Offer by Discount Investment Corporation
================================================================================

o The cash offer for all outstanding shares of PEC not already owned by IDB or its affiliates is announced by IDB on September 8, 1998

o Board of Directors of DIC approves an exchange of 81.35% of PEC shares owned by IDB for newly issued shares of DIC on October 15, 1998. The exchange is effected as of January 7, 1999

o Acquisition of at least 8.65% of total outstanding shares will allow IDB to effect a Short-Form merger

      -------------------------------------------------------------------
                         Summmary of Financial Terms(1)
      -------------------------------------------------------------------
                                    December 11, 1998   August 18, 1999
                                    -----------------   ---------------

      Cash Offer (per share)(2)                $30.00            $36.50

      % Increase from original offer ($25.50)     18%               43%

      Premium/(Discount) to market price:
            - One day before the offer(3)         32%               25%
            - One week before the offer(4)        28%               29%
            - One month before the offer(5)       20%               21%
            - 52-week high(6)                     13%                7%
            - 52-week low(7)                      50%               60%
            - Premium to 3-month average of
              $21.02 prior to (03/25/98)(8)       43%               74%

      Implied Company Value(9)                  $551m             $670m

      Implied Offer Value (assumes 100%
      acceptance)                               $103m             $125m
      -------------------------------------------------------------------

(1)   Stock Prices from Bloomberg.

(2) The offer as of 08/18/99 is at an approximately 21% premium to the offer as of 12/11/98.

(3) Percentage change one day before the offer for trading dates ended 09/04/98 and 08/17/99, respectively.

(4) Percentage change one week before the offer for trading dates ended 09/01/98 and 08/10/99, respectively.

(5) Percentage change one month before the offer for trading dates ended 08/07/98 and 07/20/99, respectively.

(6) Percentage change for 52-week high of $26.50 on 09/18/98 and $34.25 on 06/21/99, respectively.

(7) Percentage change for 52-week low of $19.94 on 01/22/94 and $22.75 on 09/03/98, respectively.

(8) On 3/25/98, IDB Holdings announced an acquisition of 9.5% of PEC in the public market at a price of $25.50. Simultaneously, IDB indicated its intention to acquire the remaining shares of PEC.

(9)   Implied company value based on $30.00 and $36.50 a share, respectively.


------------------------------------------------------------[LOGO] Merrill Lynch

================================================================================

                                   Valuation

================================================================================

Summary
================================================================================
Methodology
--------------------------------------------------------------------------------

                                                                                                      PEC Economic Corporation
                         Net Asset Value Analysis(1)                                                    Investment Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                7 Public   3 Private     Other
Valuation Methodology                       Key Analyses                                        Companies  Companies   Holdings (3)
-----------------------------------------------------------------------------------------------------------------------------------
Analysis of research coverage               |_| Opinion of analysis (PEC overall & key holdings)     X        X
                                            |_| Valuation/target values

Analysis of public market prices            |_| Current Prices                                       X                         X(2)
                                            |_| 52 week high/low

Analysis of publicly traded                 |_| Current trading valuations for relevant peer
comparables                                     group
                                            |_| Review of trading values as a multiple of  past/     X        X
                                                projected results


Analysis of acquisition transactions for    |_| Analysis of pricing of relevant transtactions        X        X
comparable companies                        |_| Review of multiples paid

Analysis of equity transactions in          |_| Valuation achieved in recent transcations            X        X
respective companies

(DCF analysis) (4)                          |_| Projections of financial performance
                                            |_| Present values of projected cash flows
                                                - Explicit projections
                                                - Terminal value

Historical cost/carrying value              |_| Determination of cost/carrying values of investments
                                            |_| Unrealized capital gains
                                            |_| Liquidation value analysis                           X        X                X
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Market Discounts for comparable             |_| US and Emerging Markets closed end fund
companies                                       discounts to NAV
                                            |_| Discounts to NAV of Isreaeli Holding companies

Market Premiums pain in comparable          |_| Analysis of minority "buyouts" in "going
acquisistion transcations                       private" transactions
                                            |_| Consider control premiums as appropriate
===================================================================================================================================

(1) In addition to performing NAV analysis of PEC's holdings, Merrill Lynch analyzed major assets and liabilities on the holding company level.
(2)   For public companies.
(3)   Includes public and private holdings.
(4) Merrill Lynch has been informed by PEC that it did not possess and could not provide access to current financial forecasts for any of the companies in PEC's investment portfolio. Therefore, we have not been able to conduct the DCF analyses.

-----------------------------------------------------------[LOGO] Merrill Lynch

Summary
--------------------------------------------------------------------------------
Most Significant Direct Holdings

-----------------------------------------------------------------------------------------------------------------------------
                                                       PEC Israel Economic        Discount Investment             IDB(1)
                                                           Corporation               Corporation                 Holdings
                                                       -------------------        -------------------          -------------
                                                           % of Equity               % of Equity                % of Equity
-----------------------------------------------------------------------------------------------------------------------------
Private Companies

|_|  Cellcom Israel                                           12.5%                     12.5%                     25.0%
|_|  Tevel Israel International Communication                 23.7%                     24.8%                     48.5%
|_|  El-Yam Ships and Holdings                                10.1%                     14.3%                     24.4%

Public Companies

|_|  Property and Building Corporation                        41.6%                     15.2%                     56.8%
|_|  Super-Sol(2)                                             20.1%                     24.9%                     46.6%
|_|  Elron Electronics Industries                             14.5%                     28.2%                     42.7%
|_|  Gilat Satellite Networks                                  3.7%                      0.9%                      4.6%
|_|  Tambour (3)                                              43.3%                     42.3%                     86.8%
|_|  Scitex Corporation                                        6.6%                      6.6%                     26.2%
|_|  United Pan European Communications                        0.6%                      0.6%                      1.2%
============================================================================================================================

Source: PEC Israel Economic Corporation
(1) Includes total holdings of PEC Israel Economic Corporation, IDB Holding and their affiliates.
(2) Includes the proportionate interest of IDB Group by the ownership of Super-Sol held by subsidiaries of Super-Sol.
(3) Includes the proportionate interest of IDB Group by the ownership of Tambour held by subsidiaries of Tambour.

-----------------------------------------------------------[LOGO] Merrill Lynch

Summary
--------------------------------------------------------------------------------
Assumptions

|_|   All public market share prices as of Monday, August 16, 1999

|_| Share ownership in different companies as provided by PEC management and SEC filings

|_| 1999 projections based on discussions and correspondence with management and Merrill Lynch estimates or obtained from equity research reports

|_|   Net debt estimates as of last publicly available financial statements

|_|   Effective tax rate on estimated gains assumed at 25.0% for all companies

|_|   Exchange rate used: US$1.00 = NIS 4.20 as of August 16, 1999

|_|   Outstanding shares of PEC: 18,362,188



-----------------------------------------------------------[LOGO] Merrill Lynch

Summary
================================================================================
Estimated Value as of August 18, 1999

                                                 ---------------------        -----------------------    --------------------------
                                                       Value of                    Value of PEC          Estimated Contribution per
                                                    PEC's Interest                   Share(1)               Share as a % of Total
                                                 ---------------------        -----------------------    --------------------------
                                                 High              Low        High               Low        High             Low
                                                 ---------------------        -----------------------    --------------------------

Large Public Holdings                            $560              $475       $30.50            $25.87      47.1%           46.3%

Large Private Holdings                           $495              $417       $26.96            $22.71      41.6%           40.6%

Total Other Public Holdings (2)                           $ 84                          $4.56                7.0%            8.2%
Total Other Private Holdings                              $ 50                          $2.70                4.2%            4.8%
Other Net Assets (3)                                      $  1                          $0.07                0.1%            0.1%
                                               ------------------------       ------------------------   --------          -------
Total Pre-Tax Value of PEC Holdings            $1,190            $1,027       $64.79            $55.91     100.0%          100.0%
                                                                                                         ========          =======
Less Taxes (4)                                   $234              $193       $12.73            $10.51
                                                 ----              ----       ------            ------

Sub-Total                                        $956              $834       $52.06            $45.41
                                                 ----              ----       ------            ------

Less: Closed End Fund Discount          25.00%

Estimated Value                                  $717              $625       $39.05            $34.06
                                                 ----              ----       ------            ------

(1)   Assumes 18,352,188 PEC shares outstanding.
(2)   Assumes share prices as of August 25, 1995.
(3) Net debt plus outstanding loan to Celleron plus other assets and liabilities of PEC Israel.
(4)   Assumes 25.0% effective tax rate on estimated gains for all companies.


-----------------------------------------------------------[LOGO] Merrill Lynch

Summary
================================================================================
Sensitivity Analysis


      |_| 5.0% increase in effective tax rate on estimated gains results in approximately $1.91 (at the top end of the range) and $1.58 (at the bottom end of the range) reduction in valuation per share of PEC

      |_| 5.0% increase in closed-end fund market discount to NAV results in approximately $2.60 (at the top end of the range) and $2.27 (at the bottom end of the range) reduction in valuation per share of PEC

      |_| $500 million increase in valuation of Cellcom results in approximately $1.93 increase in valuation per share PEC


-----------------------------------------------------------[LOGO] Merrill Lynch

================================================================================

                             Premiums and Discounts

================================================================================

Premiums and Discounts
================================================================================
Analysis of Premiums in "Going Private" Transactions

      |_| Reviewed completed "going private" transactions in the range of $100-$500 million from 1995 to the present

            --------------------------------------------------------------------
                    Offer Price as a Premium/(Discount) to Target Share Price at
                                Indicated Period Prior to Announcement
            --------------------------------------------------------------------
                                 1 Day           1 Week           1 Month
                            --------------   --------------    --------------
            Maximum              63.9%            78.9%            88.2%

            Mean                 24.2%            28.2%            33.6%

            Median               21.8%            23.9%            28.1%

            Minimum              (6.1%)          (10.3%)           (2.7%)
            --------------------------------------------------------------------

      |_| Reviewed completed "going private" transactions in which less than 25.0% shareholdings were acquired

            --------------------------------------------------------------------
                    Offer Price as a Premium/(Discount) to Target Share Price at
                                Indicated Period Prior to Announcement
            --------------------------------------------------------------------
                                 1 Day           1 Week           1 Month
                            --------------   --------------    --------------

            Maximum              52.0%             50.0%            77.8%

            Mean                 19.7%             23.7%            30.0%

            Median               11.3%             25.5%            28.1%

            Minimum              (6.1%)             1.7%             3.6%
            --------------------------------------------------------------------

Source: SDC database, August 1999
-----------------------------------------------------------[LOGO] Merrill Lynch

Premiums and Discounts
================================================================================
Holding Company/Closed-End Fund Discounts

      --------------------------------------------------------------
      Appropriate holding company discount is approximately 25.0%
      or possibly higher in the case of Israeli holding companies
      --------------------------------------------------------------

      |_| Morgan Stanley Emerging Markets Fund (MSF) is currently trading at a (21.26%) discount to its NAV(1)

      |_| Foreign and Colonial Emerging Middle East Fund (EME) is currently trading at a (19.06%) discount to its NAV (2)

      |_| First Israel Fund (ISL) is trading at a (14.12%) discount to its NAV(1)

      |_|   Koor Industries is trading at a (25.40%) discount to its NAV(3)

      |_| Ampal-American Israel Corporation is trading at a (34.00%) discount to its NAV(4)

(1)  Merrill Lynch Mutual Fund database as of August 13, 1999.
(2)  Merrill Lynch Mutual Fund database as of August 6, 1999.
(3)  Merrill Lynch equity research as of May 25, 1999.
(4)  Lehman Brothers equity research as of March, 1999.


-----------------------------------------------------------[LOGO] Merrill Lynch

Premiums and Discounts
================================================================================
PEC Historical Discounts (1)

--------------------------------------------------------------------------------------------------------
   Investment         Equity Analyst
     Bank              Report Date        Estimated Pre-Tax NAV per Share  Share Price   Discount to NAV
--------------------------------------------------------------------------------------------------------
Lehman Brothers          12/03/98        $46.76                              $24.560        (40.3%)
Lehman Brothers          11/19/98         45.10                               24.250         (46.2)
Lehman Brothers          05/26/98         51.94                               22.688         (56.3)
Lehman Brothers          03/27/98         51.10                               23.063         (54.9)
Lehman Brothers          12/05/97         35.29      Conservative             22.188         (37.1)
                                          38.16      Aggressive               22.188         (41.9)
Lehman Brothers          11/19/97         35.29      Conservative             19.063         (46.0)
                                          38.16      Aggressive               19.063         (50.0)
Smith Barney             11/18/97         34.47                               19.375         (43.8)
Lehman Brothers          09/12/97         36.41      Conservative             20.625         (43.4)
                                          39.28      Aggressive               20.625         (47.5)
Smith Barney             09/03/97         34.15                               20.625         (39.6)
Lehman Brothers          06/24/97         36.68      Conservative             23.625         (35.6)
                                          38.59      Aggressive               23.625         (38.8)
Smith Barney             04/09/97         28.03                               19.000         (32.2)
Lehman Brothers          09/04/96         23.03      Conservative             18.375         (20.2)
                                          24.56      Aggressive               18.375         (25.2)
--------------------------------------------------------------------------------------------------------

Source: Publicly distributed research reports
(1) Research analysts valued the PEC's NAV under both aggressive and conservative scenarios

------------------------------------------------------------[LOGO] Merrill Lynch

================================================================================

                             Public Market Overview

================================================================================

Public Market Overview
================================================================================
January 1997 to Present (1)

--------------------------------------------------------------------------------
                          Daily Stock Price Performance
--------------------------------------------------------------------------------

                       -----------------------------------
                                 March 23, 1998
                       -----------------------------------
                           IDB Holdings acquired 9.5%
                           of PEC's outstanding shares
                       -----------------------------------

                       -----------------------------------
                                December 17, 1998
                       -----------------------------------
                           IDB offers $30.00 per share
                            to Minority shareholders
                       -----------------------------------

PEC Stock Price (US$)

[GRAPHIC OMITTED]

Volume

[GRAPHIC OMITTED]

(1) As of August 1999.


------------------------------------------------------------[LOGO] Merrill Lynch

Public Market Overview
================================================================================
Share Price Performance Since the IDB Offer Announcement on September 8, 1998

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------------------
                                                                                 % Change
Companies                               9/8/98(2)   12/9/98(2)    8/16/99(2)  9/8/98-4/16/99
--------------------------------------------------------------------------------------------
PEC Israel Economic
   Corporation                           $25.00       $24.56        $29.06        16.3%

Elron Electronic Industries              $14.48       $15.36        $23.62        58.6%

Tambour                                   $1.30        $1.30         $1.74        33.8%

Gilat Satellite Networks                 $37.13       $56.25        $48.06        29.5%

Property and Building
   Corporations                          $89.33       $78.72       $100.28        12.7%

Super-Sol                                 $2.67        $2.37         $2.62        (8.7%)

Scitex Corporation                       $11.00       $10.29         $9.25       (15.9%)
--------------------------------------------------------------------------------------------

(1) Share prices in local currency; PEC Israel Economic Corporation, Scitex Corporation and Gilat Satellite Networks quoted in U.S. dollars.
(2)   Assumes exchange rate of NIS/US$ of 3.85, 4.18 and 4.10 on September
      8, 1998, December 9, 1998 and August 16, 1999, respectively.


------------------------------------------------------------[LOGO] Merrill Lynch

================================================================================

                                    Exhibits

================================================================================

================================================================================

                                Private Holdings

================================================================================

Private Holdings
================================================================================
Cellcom Israel

                                         ---------------     ------------------      -------------
                                          Total Company      PEC's % Interests        PEC's Value
                                         Valuation Range     Valuation Range(6)       Per Share(7)
                                         ---------------     ------------------      -------------
Comparable Company Analysis

Enterprise Value/1998A EBITDA(1)          $3,148-$2,658           $394-$332          $21.43-$18.09

Enterprise Value/1999E EBITDA(2)          $2,686-$2,190           $336-$274          $18.29-$14.91

Enterprise Value per Subscriber(3)        $2,583-$1,958           $323-$245          $17.58-$13.33

Enterprise Value/1998A EBITDA Growth(4)   $2,658-$2,167           $332-$271          $18.09-$14.75

Enterprise Value/1999E EBITDA Growth(5)   $2,412-$1,676           $302-$210          $16.42-$11.41

                                         ---------------     ------------------      -------------
Valuation Range                           $2,750-$2,250           $343-$281          $18.72-$15.32
                                         ---------------     ------------------      -------------

(1)   Based on Enterprise Value/1998A EBITDA multiple range of 13.0x-15.0x.
(2) Based on Enterprise Value/1999E EBITDA multiple range of 11.0x-13.0x. Assumes half-year 1999 EBITDA is annualized to reflect a full year figure.
(3)   Based on Enterprise Value of $2,000.0-$2,500.0 per subscriber.
(4) Based on Enterprise Value/1998A EBITDA/growth rate multiple of 1.0-1.3. Assumes Cellcom Israel EBITDA projected growth rate of 10%.
(5) Based on Enterprise Value/1999E EBITDA/growth rate multiple of 0.9-1.2. Assumes half-year 1999 EBITDA is annualized to reflect a full year figure. Assumes Cellcom Israel EBITDA projected growth rate of 10%.
(6)   Assumes PEC Israel Economic Corporation owns 12.5% of Cellcom Israel.
(7)   Assumes 18,362,188 shares outstanding.


------------------------------------------------------------[LOGO] Merrill Lynch

Private Holdings
================================================================================
Tevel Israel International Communication

                                                              ---------------   ------------------    ------------
                                                               Total Company    PEC's % Interests     PEC's Value
                                                              Valuation Range   Valuation Range(7)    Per Share(8)
                                                              ---------------   ------------------    ------------
Matav Comparable Company Analysis

Enterprise Value per Subscriber(1)                                  $629               $149              $8.12

Enterprise Value/1998 EBITDA(2)                                     $459               $109              $5.92

Adjusted Enterprise Value per Subscriber(3)                         $237                $56              $3.06

Adjusted Enterprise Value/1998 EBITDA(4)                            $144                $34              $1.86

Comparable Acquisition Analysis

Transaction Value per Subscriber in Gvanim Acquisition(5)           $368                $87              $4.75

Transaction Value in TCI's Acquisition(6)                           $285                $68              $3.68

                                                              ---------------   ------------------    ------------
Valuation Range                                                   $464-$421          $110-$100        $5.99-$5.45
                                                              ---------------   ------------------    ------------

(1)   Based on Matav's Enterprise Value per Subscriber of $1,218.
(2)   Based on Matav's Enterprise Value/1998 EBITDA multiple of 9.7x.
(3) Based on Matav's Adjusted Enterprise Value per Subscriber of $2,199. Adjustment is made for stakes in Baraq and Partner valued at $270m per June 1999 Warburg Dillon Read estimate.
(4) Based on Matav's Adjusted Enterprise Value/1998 EBITDA multiple of 5.4x. Adjustment is made for stakes in Baraq and Partner valued at $270m per June 1999 Warburg Dillon Read estimate.
(5)   Based on $223 million acquisition of Gvanim (144,000 subscribers).
(6) Based on the acquisition of 23% of Tevel by UPC from TCI for a consideration of $85.0 million.
(7) Assumes PEC Israel Economic Corporation owns 23.7% of Tevel Israel International Communication.
(8)   Assumes 18,362,188 shares outstanding.


------------------------------------------------------------[LOGO] Merrill Lynch

Private Holdings
================================================================================
El-Yam Ships and Holdings(1)

                                                           ------------------  ------------------    ------------
                                                             Total Company     PEC's % Interests     PEC's Value
                                                           Valuation Range(6)  Valuation Range(6)    Per Share(7)
                                                           ------------------  ------------------    ------------
Market Value of IDB Holdings by El-Yam Ships and Holdings

Today's Value (8/16/99)(2)                                         $384                $39              $2.11

90 Day Average(2)                                                  $391                $40              $2.15

Market Value of Shipping Business(3)

Est. value of ships/resale basis

Approx. value of outstanding business                                $0                 $0              $0.00

Recent Block Trades of IDB Holdings

9.5% transaction with Goldman Sachs(4)                             $306                $31              $1.69

3.5% sale by DIC(5)                                                $309                $31              $1.70

                                                           ------------------  ------------------    ------------
Valuation Range                                                  $430-$370           $41-$37         $2.23-$2.02
                                                           ------------------  ------------------    ------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2)   Information from Bloomberg. Assumes 37.67 million shares outstanding.
(3) Assumes value of shipping business is fully offset by liabilities (as represented by management).
(4) In February of 1998, Goldman Sachs and related entities bought 9.5% of IDB Holding's outstanding shares.
(5)   In April of 1998, DIC sold 3.5% of IDB Holding's outstanding shares.
(6) Assumes PEC Israel Economic Corporation owns 10.1% of EL-Yam Ships and Holdings. EL-Yam Ships owns substantially all of the equity in El-Yam Holdings, which in turn owns 37.1% in IDB Holdings.
(7)   Assumes 18,362,188 shares outstanding.


------------------------------------------------------------[LOGO] Merrill Lynch

Private Holdings
================================================================================
El-Yam Ships and Holdings

--------------------------------------------------------------------------------
                          Daily Stock Price Performance
--------------------------------------------------------------------------------

                       ----------------------------------
                           IDB Holding Corporation(1)
                       ----------------------------------
                            8/16/99           $27.44

                            30 Day Avg.       $27.83

                            90 Day Avg.       $28.00

                            1 Year Avg.       $23.06
                       ----------------------------------

IDB Stock Price (US$)

[GRAPHIC OMITTED]

Source: Datastream, August 1999
(1)   Assumes exchange rate of (NIS/US$)4.20.

------------------------------------------------------------[LOGO] Merrill Lynch

Private Holdings
================================================================================
Other Private Holdings (Dollars in thousands, except per share data)

----------------------------------------------------------------------------------------------
                                                                                     Estimated
                                                PEC's       PEC's       Carrying     Holdings
Other Private Holdings                        Ownership      Cost         Value       Value(7)
----------------------------------------------------------------------------------------------
Advent Israel Limited Partnership                5.4%          699          703          703
Aerogen                                          1.9%          879          400          879
Aviv Giladi                                     12.5%        1,261        1,261        1,261
Combact Diagnostic                               2.3%        1,685        1,685        1,685
CosmoCom                                         4.7%        1,000        1,000        1,000
DEP (RDC)                                       16.7%        6,993        3,178        6,993
E,D,S,L Communications Ltd                       6.7%          600          600          600
El Rad Analytical(1)                             2.7%        1,001        1,001        4,000
Gemini Cap. Management                          25.0%          146            0          146
Gemini Israel Fund L.P.                         16.0%        5,194        5,141        5,194
Gemini Israel II LP                              3.8%          836          719          836
General Engineers Limited(2)                   100.0%        1,381        2,947        2,947
Given Imaging                                    3.3%          928          909          928
Global Village Telecom                           5.4%        1,438        1,438        1,438
HTC Ltd                                          4.9%        1,264        1,264        1,264
Ken Software                                     9.2%        1,544        1,544        1,544
Mondex Israel/Mondex Services(3)                25.0%        3,395            0            0
New Check                                        6.3%        2,500        2,500        2,500
Orbital                                          1.3%        2,000        2,000        2,000
PAMOT Jersey US LP                               3.3%          612          472          612
PEC Israel Finance Corporation                 100.0%          161            0          161
Renaissance Fund                                 3.7%        4,004        4,004        4,004
SI-Wireless, Inc.                                3.7%          200          200          200
Soreq Development Corporation(4)                25.0%        2,526          175          175
Teamworks, Ltd.                                 25.0%        1,000        1,000        1,000
Tel-Al Jerusalem Studios(5)                     11.5%          810        2,021        4,200
Tradanet                                        30.0%        1,326            0        1,326
United Vocal(6)                                 12.6%          800          800          800
Weizman "Incubator"                             16.7%          208          197          208
Wilcom                                           5.6%        1,055          892        1,000
                                                            ------       ------       ------

Total                                                       47,446       37,251       49,659
Total Per Share                                              $2.58        $2.03        $2.70
----------------------------------------------------------------------------------------------

(1)   Estimated value of El Rad is based on management estimates.
(2) General Engineers Limited is a consolidated entity and does not have a carrying value; however, in this analysis its carrying value is estimated as the excess of its assets over its liabilities.
(3)   Estimated value of Mondex is based on management estimates.
(4)   Estimated value of Soreq is $175,000 based on management estimates.
(5) Estimated value of Tel-Al Jerusalem Studios is $4.2 million based on management estimates.
(6)   Estimated value of United Vocal is zero based on management estimates.
(7)   Higher of PEC's current carrying value.


------------------------------------------------------------[LOGO] Merrill Lynch

================================================================================

                                 Public Holdings

================================================================================

Public Holdings
================================================================================
Property and Building Corporation (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price(08/16/99)       $416                  $173                   $9.40

Historical Trading Analysis

52-Week High/Low                  $463 - $268            $192 - $112            $10.47 - $6.07

Net Asset Valuation(4)                $425                  $174                   $9.48

                                 ---------------      ------------------        --------------
Valuation Range                   $433 - $409            $180 - $170            $9.80 - $9.26
                                 ---------------      ------------------        --------------

(1) Assumes exchange rate of (NIS/US$) 4.20.
(2) Assumes PEC Israel Economic Corporation owns 41.6% of the diluted stock.
(3) Assumes 18,362,188 shares outstanding.
(4) Based on Professor Swary's independent report.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Super-Sol (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price (08/16/99)      $550                  $110                   $6.01

Historical Trading Analysis

52-Week High/Low                   $643 - $437            $129 - $88            $7.02 - $4.78

Comparable Company Analysis

LTM Sales(4)   0.65x - 0.45x       $741 - $497            $149 - $100           $8.10 - $5.43

LTM EBITDA(4)  10.0x - 7.5x        $605 - $441            $121 - $88            $6.62 - $4.81

Comparable Acquisition Analysis

LTM Sales(5)   0.80x - 0.50x       $925 - $558            $186 - $112           $10.10 - $6.09

LTM EBITDA(5)  11.0x - 8.0x        $675 - $474            $135 - $95            $7.34 - $5.17


                                 ---------------      ------------------        --------------
Valuation Range                    $598 - $498            $128 - $100           $6.81 - $5.45
                                 ---------------      ------------------        --------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2) Assumes PEC Israel Economic Corporation owns 20.1% of Super-Sol's diluted stock.
(3)   Assumes 18,362,188 shares outstanding.
(4) Based on "second tier" U.S. supermarket chain such as Food Lion; Winn-Dixie; and the Israeli Supermarket chain Blue Square.
(5)   Based on transactions in 1998 and 1999.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Elron Electronic Industries (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price (08/16/99)      $516                  $72                    $3.92

Historical Trading Analysis

52-Week High/Low                  $625 - $239            $87 - $33              $4.74 - $1.82

Net Asset Valuation Analysis(4)

15%-25% Discount to Pre-Tax NAV   $451 - $345            $63 - $48              $3.43 - $2.62

                                 ---------------      ------------------        --------------
Valuation Range                   $538 - $430            $75 - $60              $4.08 - $3.27
                                 ---------------      ------------------        --------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2) Assumes PEC Israel Economic Corporation owns 13.9% of Elron Electronic Industries diluted stock.
(3)   Assumes 18,361,188 shares outstanding.
(4)   NAV valuation based on Warburg research dated April 1999.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Gilat Satellite Networks (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price (08/16/99)     $1,090                 $43                    $2.32

Historical Trading Analysis

52-Week High/Low                  $1,521 - $719             $60 - $28           $3.24 - $1.54

Comparable Company Analysis

1999 EBITDA(4) 20.0x - 16.0x     $1,388 - $1,116           $54 - $44            $2.96 - $2.38

1999 EPS(5)    25.0x - 20.0x     $1,497 - $1,198           $59 - $47            $3.19 - $2.55

                                 ---------------      ------------------        --------------
Valuation Range                  $1,277 - $1,022           $50 - $40            $2.72 - $2.18
                                 ---------------      ------------------        --------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2) Assumes PEC Israel Economic Corporation owns 3.9% of Gilat Satellite Networks diluted stock.
(3)   Assumes 18,362,188 shares outstanding.
(4)   Based on Scientific Atlantic and Standford Telecommunications.
(5)   Based on EMS Technologies and Standford Telecommunications.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Tambour (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price (08/16/99)      $105                   $46                   $2.48

Historical Trading Analysis

52-Week High/Low                    $121 - $59             $52 - $26            $2.86 - $1.39

Comparable Company Analysis

LTM EBITDA    10.00x - 7.00x        $149 - $98             $64 - $42            $3.50 - $2.31

1999 EBITDA   8.0x - 6.0x           $162 - $117            $70 - $51            $3.82 - $2.75

Comparable Acquisition Analysis

LTM Sales     1.20x - 0.80x         $158 - $99             $68 - $43            $3.72 - $2.33

LTM EBITDA    11.0x - 8.0x          $165 - $115            $72 - $50            $3.90 - $2.71

                                 ---------------      ------------------        --------------
Valuation Range                     $116 - $93             $50 - $40            $2.72 - $2.18
                                 ---------------      ------------------        --------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2)   Assumes PEC Israel Economic Corporation owns 43.3% of Tambour's stock.
(3)   Assumes 18,362,188 shares outstanding.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Scitex Corporation (Dollars in millions, except per share data)(1)

                                 ---------------      ------------------        ------------
                                  Total Company       PEC's % Interests         PEC's Value
                                 Valuation Range      Valuation Range(2)        Per Share(3)
                                 ---------------      ------------------        ------------
Current Trading Price (08/16/99)    $398                     $26                   $1.43

Historical Trading Analysis

52-Week High/Low                  $632 - $247             $42 - $16             $2.27 - $0.89

Comparable Company Analysis

1999 EBITDA   9.5x - 6.5x         $568 - $414             $38 - $27             $2.04 - $1.49

Comparable Acquisition Analysis

LTM EBITDA    11.0x - 9.0x        $423 - $360             $28 - $24             $1.52 - $1.29

                                 ---------------      ------------------        --------------
Valuation Range                   $455 - $1.36            $30 - $25             $1.63 - $1.36
                                 ---------------      ------------------        --------------

(1)   Assumes exchange rate of (NIS/US$) 4.20.
(2) Assumes PEC Israel Economic Corporation owns 6.6% of Scitex Corporation's diluted stock.
(3)   Assumes 18,362,188 shares outstanding.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
United Pan European Communication (Dollars in millions, except per share data)

                                     ---------------      ------------------        ------------
                                      Total Company       PEC's % Interests         PEC's Value
                                     Valuation Range      Valuation Range(1)        Per Share(2)
                                     ---------------      ------------------        ------------
Current Trading Price (08/16/99)          $8,366                 $47                   $2.54

Historical Trading Analysis

52-Week High/Low                     $9,941 - $4,358          $55 - $24             $3.01 - $1.32

Comparable Company Analysis

Enterprise Value per Subscriber(3)   $10,176 - $6,876         $57 - $38             $3.08 - $2.08

                                     ----------------     ------------------        -------------
Valuation Range                      $10,176 - $6,876          $57 - $40             $3.01 - $2.18
                                     ----------------     ------------------        -------------

(1)   Assumes PEC Israel Economic Corporation owns 0.6% of UPC's diluted stock.
(2)   Assumes 18,362,188 shares outstanding.
(3)   Based on Enterprise Value per subscriber of $1,700-$2,300.

------------------------------------------------------------[LOGO] Merrill Lynch

Public Holdings
================================================================================
Other Public Holdings

------------------------------------------------------------------------------------------------------------------------------------
                              Share Price   Shares in PEC's  Market Value of    PEC's    Unrealized   Projected Capital  Value after
Other Public Holdings         (8/16/1998)     Ownership      PEC's Holdings     Cost     Gain (Loss)  Gain/(Loss) Taxes    Taxes
------------------------------------------------------------------------------------------------------------------------------------
Agis Industries                   2,710        727,000           4,693          5,882      (1,189)          (297)          4,990

Cell Pathways                   $ 11.00        160,527           1,766            763       1,003            251           1,515

Electronic Line                     939        833,250           1,844          1,999        (135)           (34)          1,897

Gilat Communications            $ 15.06        888,075          13,377          1,010      12,367          3,092          10,285

Ham-Lat (Israel Canada)           2,200        768,676           4,028          4,398        (370)           (92)          4,120

Isrotel                           1,137        979,698           2,653          2,024         629            157           2,496

Klil Industries                   9,510        418,865           9,488          7,658       1,830            457           9,030

Liraz                             3,670      1,251,288          10,938          6,288       4,650          1,163           9,776

Logal                            $ 0.50        248,690             124            403        (279)           (70)            194

Maxima (NIS 1 shares)               600        790,803           1,130          1,719       1,258            314           2,662

       (NIS 5 shares)             2,460        315,159           1,847             --          --             --              --

Mul-T-Lock                          860      2,283,017           4,677          3,260       1,417            354           4,322

Nice                            $ 29.44        576,833          16,981         10,492       6,489          1,622          15,358

Tefron                          $ 10.56        958,433          10,123            262       9,861          2,465           7,658
                                                                ------         ------      ------          -----          ------

Exchange rate (NIS/$)              4.20    Total                83,687         46,158      37,530          9,382          74,305

Capital Gains Tax                   25%

PEC's Share Outstanding      18,362,188    Per share            $ 4.56         $ 2.51      $ 2.04         $ 0.51          $ 4.05

====================================================================================================================================

Source: Bloomberg, PEC, SEC Filings
------------------------------------------------------------[LOGO] Merrill Lynch